Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Capital Guardian Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Capital Guardian Funds Trust for the period ended October 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Capital Guardian Funds Trust for the stated period.

/s/Robert P. Morse Robert P. Morse President & Chief Executive Officer, Capital Guardian Funds Trust	/s/Jian H. Wang Jian H. Wang Treasurer, Capital Guardian Funds Trust
Dated: January 5, 2015

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Capital Guardian Funds Trust for purposes of the Securities Exchange Act of 1934.